UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2005

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2090 Florence Avenue, Cincinnati, Ohio		45206
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 487-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2005, Milacron Inc. (the "Company") entered into a Third Amendment (the "Amendment") to Financing Agreement dated as of June 10, 2004 (the "Financing Agreement"), among the Company, each subsidiary of the Company listed as a borrower or a guarantor on the signature pages thereto, the lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent and collateral agent for the lenders. The Amendment relaxed the cumulative consolidated EBITDA requirements, delayed the minimum fixed charge coverage ratio requirements, extended the capital expenditures limitations and clarified the capital lease limitations to which the Company is subject. The Amendment also provided additional flexibility for a joint venture arrangement and allowances for a change in the Company’s inventory accounting principles. The Amendment further provided that an optional prepayment by the Company from its rights offering proceeds would be credited against certain future mandatory prepayment requirements. A copy of the Amendment is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

10.1 Third Amendment to Financing Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

February 16, 2005	By:	R. P. Lienesch

Name: R. P. Lienesch
Title: Senior Vice President - Finance, Controller and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Financing Agreement